Exhibit 10.3

Shanghai Fuyou Payment Service Co., Ltd

Comprehensive Payment Service Agreement

(2017 V2.0)

Party A: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd

Party B: Shanghai Fuyou Payment Service Co., Ltd

Contract Date: June 26th, 2017

Contract Place: Guangzhou

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Party A: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd

Add: 12 Floor, 21 Xingguo Road, Tianhe District, Guangzhou

Tel: 020-22198853

Email: N/A

Party B: Shanghai Fuyou Payment Service Co., Ltd

Add: 26 Floor, 1403 Minsheng Road, Pudong, Shanghai

Tel: 021-68547333

Email: N/A

Whereas:

Shanghai Fuyou Payment Services Co., Ltd is a third payment solution provider with the credit on Internet payment, bank card and other services. Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd. (company website: www.hzed.com) is a large-scale enterprise with financial services on legitimate business network application, legal business product and service. Party B is willing to provide comprehensive payment services for Party A, after friendly consultations conducted on the principles of equality and mutual benefit, complementary advantages and common development, both Parties have agreed to reach the following Agreement (hereinafter referred to as “Comprehensive Payment Service Agreement”).

Article 1. Risk Explanations and Reminder

Party B is a legal and stable P2P online lending intermediary that’s teeming with home and abroad E-business environment’s immaturity and E-business’s legislation and credit constitution imperfect. Party A has run certain risks to expand E-commerce under this macro-environment, Party A has clearly recognized the risks and is willing to undertake the losses including but not limited to bad debts from criminal infringement, debtor’s refusal and so on.

Party B reminds Party A to read each term carefully and understand fully of this agreement, especially those terms involved exemption from liability, limitation of Party B’s liability, or limitation of Party A’s rights. Party A has confirmed to fully understand the above contents, and agreed to compliance with related obligation and responsibility.

Article 2. Cooperation Contents

1. Party B shall provide payment services for Party A during transaction, including bank card payment, order inquiry, transaction record inquiry and the other services.

2. Party B shall provide Party A with highly qualified network transmission encryption channel, and shall timely confirm the feedback of payments and verification results to Party A.

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3. During the process of payment verification, Party B shall provide Party A with technical support of information inquiry, balance of accounts and customer support of training and consultation.

Article 3. Party A’s Rights and Obligations

1. Party A shall guarantee that all certificates, documents it provided are legal, real, complete and valid. Party A shall guarantee that it has legitimate business qualification and provide service to customers in accordance with the law. Party A shall submit the documents of authorization that are affixed with official seal within 10 working days as of the day when the change occurs to facilitate Party B to renew its platform information, if Party A’s certificates and documents are changed (including but not limited to company’s changes of registered capital, legal person, authorized responsible person, domicile, foreign investment and guarantees, division or merger, business deteriorating and etc), Party B thereafter shall take appropriate measures after assessing potential risks.

2. Party A shall commit that transactions are all based on real background, and shall not permitted to make false deal by use of Party B’s service. Party A shall provide detailed, authentic transaction information fields to Party B, which at least including commodity or service’s name, order number, description, transaction amount, transaction time and place, transaction style and channel.

3. Party A shall not use Party B’s payment services to engage in any illegal activities, and shall not break the Chinese laws and regulations, rules, normative documents and policies, shall not infringe others lawful rights and interests, also shall not carry out any violation of public order and good custom, any behavior of honesty and credibility, if Party A is a special merchant outside mainland China, it shall also abide by the laws of the country or region which it belongs to.

4. Party A shall handle complaints effectively from its users, customers, or cooperative partners, and shall settle disputes from its products, also shall deal with disputes from service quality, price and after-sales service and so on. If complainants or other legal disputes and liabilities have not caused by Party B, then Party A shall sort out disputes with customers of itself, Party B shall not undertake any responsibility during the process, otherwise Party B’s damages caused therein shall be borne by Party A.

5. Party A shall have obligation to build connection on mutually agreed interface standard, data format and other technical standards with Party B. Party A has obligation to carry out work according to Party B’s business standards and work-flow. If damages caused by Party A’s violation operations, any responsibilities and losses caused shall be borne by Party A unilaterally. Without written permission, Party A shall not transfer interface technology, security agreement and certification to any third Party. Party A shall strictly guarantee system security, any losses caused thereby shall be compensated by Party A. Party A shall guarantee that there are no “Back door”, “Program bomb”, “Data theft” and other implication functions which may contain security threat.

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6. In the process of using Party B’s payment service, Party A shall connect with Party B through its online customer services or customer hotline services to get technical and service support.

7. If, during summary accounts and detailed statements, the documentation is found damaged or lost, Party A shall promptly make a compliant or give feedback to Party B. Party B shall set specialized staff on duty to deal with complaint or feedback, to analyze error reason, and to do error processing according to different situations.

8. All the management accounts and passwords shall be properly kept by Party A, any losses arising from the improper management and storage shall be borne by Party A, Party B shall not bear the responsibilities thus caused.

9. Party A (including its staffs, cooperator, employees, hereinafter the same) shall not use any means and methods to collect, achieve, embezzle cardholder information (including bank card track or chip information, period of validity, CVV code sensitive information) without customer’s consent, Party A shall further agree not to preserve cardholders information in its system, any losses it caused shall be borne by Party A. Party B, however, has the right to using periodical inspection, technological monitoring methods to monitor, to take some actions, or to terminate mutual contract.

10. Party A shall properly keep customers’ original authorized documents during the period of transaction, these documents shall be valid for at least five years since the date of transaction. In the event of Party A’s failure to keep documents properly or arise other nonperformance, Party A shall bear all of these financial risks. Any disputes arising from customers refute deal or refuse payment, supervision organization’s examine, or other circumstances required by laws and regulations, Party A shall actively provide relevant transaction records or voucher to Party B within 2 working days of notification.

11. Party A shall agree Party B, under the relevant laws and regulations, to provide information for supervision department /Party B’s cooperative bank to check in accordance with third Parties’ requirements.

12. Both Parties agree to display the other Party’s official web link on their respective official webs, and to advertise business cooperation and brand broadcasting for improving market awareness. Should all the advertising content be unable to beyond business cooperation scope, in case of any inappropriate propaganda causing negatively effect or financial loss to the other party, the breaching Party shall bear the compensation thus caused.

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Article 4. Party B’s Rights and Obligations

1. Party B has the right to charge all service fees in accordance with the provisions of this agreement.

2. Party B shall have obligation to provide both-sides’ data transfer interface and relevant documents, and to offer safe, stable and convenient Electronic payment service, to supply necessary training and related materials, also to give timely technological support for Party A when occurring questions. According to requirements of laws, regulations and bank, Party B shall be responsible for the safety, confidentiality, accuracy and timeliness in respect of payment system information processing.

3. Party B shall protect Party A’s information and materials safety from being tampered, lost, destroyed and leaked, including but not limited to identity elementary information, payment services, accounting files during the period of cooperation of both Parties.

4. Party B shall complete payment operation basing on Party A’s issued instructions which are truly authorized by users, Party B shall only be responsible for handling complains and disputes relating to technical issues of payment system and payment transactions, Party B shall not take responsible for commercial dispute between Party A and its customers.

5. Party B shall have the right to refuse payment, in case of services provided by Party A involved Infringing on customers or third Parties legitimate interest. To protect Party A customers’ capital security, Party B shall have the right to freeze the capital and margin account, to put customers transactional capital directly to their binding bank cards, or to cooperate with authority to provide relevant information, thus Party B shall issue written notice of “termination of contract” to Party A. If any losses caused by Party A, Party B shall have right to claim compensation.

6. Party B shall conduct real-name authentication, password authentication, bank card empower, order matching, and other methods to determine whether instructions issued from Party A are empowered by customers. Party B shall have right to refuse to operate instruction and do not undertake any responsibility, the verification did by Party B shall not exempt Party A’s responsibility for obtaining customers real authentication. If any transaction risks and capital losses caused due to ineffective authorizations or wrong instructions which are unauthorized by customers, Party A shall take all responsibility.

7. Party B shall have right to do Party A’s site inspection, website inspection, basing on actual circumstances, inspection contents including but not limited to actual business place’s authenticity, legal person’s authenticity, risk control management system’s perfectness, original authorized data’s perfectness, independent risk control department status, website transaction content, background data flow matching degree and so on. Party A shall actively cooperate with Party B’s work, Party B has right to take appropriate risk management measures after receiving inspection results, including but not limited to delay clearing, close the transaction, deduct the risk deposit, terminate contract, the responsibilities arising thereof shall be borne by Party A.

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8. Party B shall have obligation to guarantee transaction commands’ correct and effectiveness. Payment instructions given by Party A, provided that if for any reasons as follows Party B fails to complete transaction commands, Party B shall not take any responsibilities, but it remains obligation to give feedback to Party A: (1) payment instruction is unclear, there is messy or damaged code; (2) Party A’s customers bank cards have insufficient funds or credit lines; (3) Party A’s bank card is abnormal, then the transaction cannot be completed normally; (4) other force majeure or unsuccessful payment instructions that are not blamed to Party B.

9. Save as is provided in this agreement, during the process that Party A uses Party B’s integrated payment services, if occurs errors, mistakes, damages, etc., both Parties shall cooperate closely to find out the truth. Any losses arising out from both Parties, then two Parties shall bear the liabilities according to the degree of fault.

10. All funds transferred, deposited and withdrew via Party B’s payment system will not generate any forms of interest under any situations.

Article 5. Service Fee

1. The settlement of both Parties shall be based on the results of inquiry of Party B’s payment service system, electronic documents and bank reconciliation vouchers. In case of creating differences, bank reconciliation vouchers shall prevail.

2. Party A shall, in accordance with the Agreement or its appendix, transfer access fee to Party B, the first annual access fee shall be submitted to Party B within 10 working days after the date of signing Agreement. Except both Parties’ prior consent of deferred payment, the Agreement shall be null and void if payments overdue. The Agreement shall be valid for one year and shall be renewable for further one year thereafter if both Parties agree, Party A shall submit access fee within 10 working days after the date of signing second Agreement. Party B shall post invoice within 15 working days after receiving Party A’s payment.

3. If Party A fails to pay relevant fees as agreed by the Agreement, Party B shall directly withhold or freeze funds from Party A’s Fuyou account, or risk deposit account. If Party A cannot pay access fee, transaction fee, cash deposit. Party B shall have right to refuse or suspend service to Party A.

4. No payment received by Party B shall be returned save and except for Party B’s liability for breach of Agreement. If the Agreement is breached by Party B, the access fee in the process of non-performance period shall be refund.

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Article 6. Refund

1. If Party A causes refund processing, Party B shall refund by using Party A’s cashes in transit; if cashes in transit are not enough, Party B shall refund by using Party A’s Fuyou account, when refunding, Party B shall not charge commissions individually, and also shall not refund those commissions which have been charged already, but if bank charges additional fees, Party A shall be responsible for those fees.

2. If Party A fails to maintain enough refunds, then any transaction dispute between Party A and its customers will be borne by Party A, Party B shall not take any responsibility. If it causes any loss for Party B, Party A will bear responsibility of compensation.

Party A shall refund users /customers who used Party B’s payment service through original means of payment, Party A shall not withhold users/customers’ fund, or refund users/customers to other accounts, otherwise Party A shall undertake the corresponding responsibilities. Party A shall bear all the costs and damages if it is in violation of the payment approach.

3. Refund transaction request is valid for a period of 90 days since Party A launches order. Refund transaction request over 90 days, if any, shall be charged commission fees on the basis of actual expense.

Article 7. Review the Trade Documents and Withhold Payment

1. In case the customers go to bank to review trade documents, to withhold payment or to take other actions that deny the deal, Party B shall inform Party A to coordinate with customers to solve problems. Party A shall be responsible for losses when occurring following situations, Party B does not need to provide relevant certificates: (1) Party A cannot reach an Agreement with customers within 5 working days. (2) Party A fails to comply with Party B’s notification requirements on receipt of relevant notice from Party B. (3) Party A has done the relevant operation according to Party B’s notification requirements, but customers refuse and deny the authenticity of transaction. If by reason of the above situations, any compulsory deductions are made to Party B, Party B reserves the right to inform Party A by Email or fax promptly and deduct compensation from Party A’s customers accounts, or from Party A’s Fuyou account, risk deposit. In the event that Party A’s risk deposits are not sufficient, Party A shall increase its deposit within 5 days, if Party B’s losses arising in the course of the above situations, Party A shall bear the responsibility of compensation.

2. In compliance with Party A’s transaction volume, Party B shall set or adjust Party A’s transaction limitation. If Party A’s monthly risk frequency or monthly risk transaction amount exceed to regulated risk factor set by Party B or bank, Party B has right to extend settlement period, suspend service and terminate contract unilaterally.

3. On account of coordinating Party B to solve problems from reviewing trade documents, compensation and the other abnormal transactions, Party A shall provide relevant contact person or information for Party B. Party A shall inform Party B within 2 working days, provided however, that relevant contact person and information may be changed. If not, if occurs emergency situation that Party B cannot get in touch with contact person, any losses caused shall be borne by Party A. If these information changed, in the meantime, Party B shall have the right to suspend settlement transaction till both parties reconnect and find out the truth.

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Party A’s designated contact person to review trade documents / operator: Shumin LI, Tel: 17602003901, Fax: N/A , E-mail: 290479824@qq.com

Article 8. Risk Deposit

1. If no risk deposits are charged for Party A, Party A shall have the right not to implement the risk deposit terms in the Agreement.

2. If Party A is required to pay risk deposit regarding the terms and appendix to this Agreement, Party A shall pay a lump sum to Party B’s designated account within 10 working days after the date of signing Agreement, at the meantime, Party B provides receipt. If the payment is overdue, Party B shall have the right to determine the termination of Agreement. The termination of Agreement is valid after the date of issuing termination notice to Party A.

3. During the terms of cooperation between Party A and Party B, Party B shall have the right to adjust risk deposit basing on actual situation, if adjusted, Party B shall inform Party A in written or email 15 days earlier. In case the Party A does not give feedback within 5 days after the date of receiving notice, it is regarded that Party A agrees to the adjusted risk deposit, and Party A shall make a supplementary risk deposit payment within ten days after receiving information. If there are any objections, Party A shall inform Party B in written within 5 days after the date of receiving information. Party B shall have the right to terminate contract if two parties fail to coordinate.

4. In the event that the Agreement and appendix normal terminate and there are no disputes during the process, Party B shall refund retained risk deposit to Party A and withdraw receipt within 10 working days after 12 months period of last transaction’s termination. If Party A has a risk transaction, Party B shall handle risk deposit in accordance with terms and conditions of the Agreement.

Article 9. Penalty

If Party A fails to pay any expenses sufficiently and timely, Party A shall pay a daily 0.1% penalty for its delay payment. Party B shall have the right to deduct penalty from Party A’s transaction capital, account balance and risk deposit. Party A shall make up for risk deposit deficiency within 5 days if risk deposit is not sufficient. If Party A fails to make up for risk deposit deficiency after 20 days, Party B shall have the right to unilaterally terminate contract, but shall not reduce or exempt all expenses and penalty payable by Party A, if transaction capital, account balance, and risk deposit of Party A fail to make up for penalty and other expenses, Party A shall take all the losses by itself.

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Article 10. Settlement Account

Account Name: Shanghai Fuyou Payment Service Co. ,Ltd
Cash deposit access fee	Deposit Bank: Citic Bank Shanghai Pudong Branch
Bank Account: 731201018260029013022

Account Name: Customer Deposit Reservation of Shanghai Fuyou Payment Service Co., Ltd
Receiving payment account	Deposit Bank: Agricultural Bank of China, Shenzhen Tax-Free Building Branch
Bank Account: 41034100040002964

Article 11. Force Majeure and Party B’s Exception Clause

1. Force Majeure means that after signing Agreement, however, events that cannot be predictable, unpreventable, avoidable or controllable influence the Agreement’s implementation.

2. Due to the particularity of Internet business, Party B’s exception situations including but not limited to hacker attacks, computer virus attacks, Telecom operator system problems, and any situations effect Internet business normal operations such as government regulation to cause temporary network shut down.

3. In case of failure to perform this contract due to Force Majeure, one Party should inform another Party promptly and reveal certification to another Party. The affected terms of this Agreement may be suspended during and to the extent affected.

4. Should both Parties be prevented from executing the Agreement by Force Majeure or other unpredictable accidents. The Parties to the Agreement shall, through consultations, decide whether to terminate the Agreement.

Article 12. Non-disclosure Clause

1. Party A and Party B shall not disclose any material, information or business secrets, and these material, information or business secrets shall not be used beyond the scope of this Agreement. The non-disclosure clause shall be valid for five years after termination of this Agreement.

2. Party A and Party B have the obligation to keep Agreement content confidential. Without the prior written consent of the other Party, neither Party shall provide or disclose the specific contents of this Agreement to a third Party.

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Article 13. The Agreement Comes into Force and Others

1. This Agreement shall be valid for one year and shall come into force upon being signed and affixed with the official seal by the representatives of both Parties. If Party A is required to pay access fee as agreed, after signing and sealing by both Parties, the Agreement shall become effective as of the date of receipt of such fee by Party B. If there is no objection from both Parties, the Agreement will be automatically extended for another one year prior to the Agreement expires. Party A shall complete the access fee payment within 10 working days after the expiration of last Agreement, or Party B shall have the right to terminate the relevant operation in accordance with the new Agreement.

2. If Party A’s key information, including but not limited to the Agreement’s content, authorized person in charge, management account password, E-mail box, is to be changed, Party B shall cooperate with Party A in case of receiving original sealed paper documents or clear scanning copies from designated E-mail box: 691423380@qq.com. Party A guarantees that Party B shall receive original sealed paper documents that to be changed within 7 working days. Party A shall keep designated E-mail box safely and take the responsibility for any losses and liabilities.

3. If Party A has no trading for three consecutive months, it should be regarded as Party A’s unilateral termination of this Agreement. Party B has the right to close the transaction permissions and require Party A to complete the registration of historical vouchers in Party B’s system, after the registration, if Party A has security deposit, Party B shall refund security deposit to Party A within 10 working days after 12 months period of last transaction’s termination.

4. If Party A unilaterally terminates this Agreement without the consent of Party B’s written consent, Party B has the right to withhold the payment of deposit as liquidated damages, also has the right to withhold transaction principal until confirmation of Party A’s transactions are no risk. If Party A’s transaction risk causes Party B’s damage, Party B has the right to deduct losses from Party A’s security deposit or transaction principal. If they still cannot make up for the losses, Party B has the right to continue to recover losses from Party A.

5. If the Agreement cannot be implemented due to changes relating laws, regulations, policies and other reasons, this Agreement shall terminate automatically, both Parties do not undertake responsibilities for breach of Agreement. If judiciary authorities require Party B to continue to provide some or all of the services for Party A, then the validity is automatically extended to the authorities’ required termination date. Both Parties shall abide by the content of this Agreement within automatic extended period. All business cooperation prior to the termination of this Agreement shall remain valid and both Parties shall continue to perform all obligations set forth until the completion of Agreement.

6. After the termination of Agreement, Party B shall have the right to check and recover past transactions, except as otherwise provided by law.

7. Any disputes arising from the execution of or in connection with the Agreement shall be settled through mutual consultations between the Parties thereto. In case no settlement can be reached through consultations, the disputes shall be submitted to the court of Party B’s area for arbitration. During the period of litigation, both Parties shall continue to perform non-controversial terms of the Agreement.

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8. This Agreement is made out in duplicate, with each Party holding one copy and each copy having the same legal effect.

Party A: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd
(Stamped)
Authorized representative:	/s/ Zhaobin Wen
Date: 26th July 2017

Party B: Shanghai Fuyou Payment Service Co., Ltd
(Stamped)
Authorized representative:	/s/ He Yongli
Date: 26th July 2017

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Fuyou Comprehensive Payment Service Agreement

Supplemental Agreement

(2017 V2.0)

Party A: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd

Add: 2003-05c, 20th floor, building E, Gaode zhidiqiu Plaza, No. 13, Zhujiang East Road, Guangzhou city

Tel: 020-22198853

Party B: Shanghai Fuyou Payment Service Co., Ltd

Add: 26 Floor, 1403 Minsheng Road, Pudong, Shanghai

Tel: 021-68547333

Whereas two Parties have signed “Shanghai Fuyou Payment Service Co., Ltd. Comprehensive Payment Service Agreement” (hereafter referred to as “the main Agreement”) on 16th May, 2016, two Parties hereby enter into the following Supplementary Agreement on the authorized charging and withdrawal:

Item	Content	Fee	Whether opening Service
Value-added Services	Authorized charging	0.1%, starting price 2 yuan	[ √ ]
	Authorized withdrawal	2 yuan/times	[ √ ]

(Party A shall pay the above fees to Party B within 10 working days after the Agreement comes into effect.)

This Agreement is made out in duplicate, with each Party holding one copy.

The Agreement shall come into force on the date of signing by both Parties. The main part of this Supplementary Agreement shall have the same legal effect as the Main Agreement. In case Main Agreement is not stipulated, it shall perform all the terms and provisions of this Supplement Agreement.

Party A: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd

(Stamped)

Authorized representative: /s/Wen Zhaobin

Date: 22nd June 2017

Party B: Shanghai Fuyou Payment Service Co., Ltd

(Stamped)

Authorized representative: /s/ He Yongli

Date: 22nd June 2017

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Fuyou Comprehensive Payment Service Agreement

Supplemental Agreement

(2017 V2.0)

Party A: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd

Add: 12 Floor, 21 Xingguo Road, Tianhe District, Guangzhou

Tel: 020-22198853

Party B: Shanghai Fuyou Payment Service Co., Ltd

Add: 26 Floor, 1403 Minsheng Road, Pudong, Shanghai

Tel: 021-68547333

Whereas two Parties have signed “Shanghai Fuyou Payment Service Co., Ltd. Comprehensive Payment Service Agreement” (hereafter referred to as the “Main Agreement”) on 26th July, 2016, two Parties hereby enter into the following Supplementary Agreement on the authorized charging and withdrawal:

Item	Content	Fee		Whether opening Service
Value-added Services	Real-time transfer settlement	0.03%	Automatic transfer settlement	[ √ ]

(Party A shall pay the above fees to Party B within 10 working days after the Agreement comes into effect.)

This Agreement is made in duplicate, with each Party holding one copy. The Agreement shall come into force on the date of signing by both Parties. The main part of this Supplementary Agreement shall have the same legal effect as the Main Agreement.

Party A: Shenzhen Hezhong Fortune Finance Investment Management Co., Ltd

(Stamped)

Authorized representative: xxx

Date: 1st September 2017

Party B: Shanghai Fuyou Payment Service Co., Ltd

(Stamped)

Authorized representative: He Yongli

Date: 1st September 2017

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